UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM S-1/A
(Amendment No. 7)

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

Lucy’s Water World Inc
(Exact Name of Registrant in its Charter)

Nevada	7999	45-354023
(State or other Jurisdiction of Incorporation)	(Primary Standard Industrial Classification Code)	(IRS Employer Identification No.)

Lucy’s Water World Inc
No. 39 Shuangyu St, Houshayu, Shunyi District
Arcadia Villa # 707, Beijing, China 101318
 (Address and Telephone Number of Registrant’s Principal
Executive Offices and Principal Place of Business)

Copies of communications to:
How2gopublic.com
18124 Wedge Pkwy, Ste 1050
Reno, NV 89511
775-851-7397 or 775-201-8331

jsmith@howtogopublic.net
(Name and address of agent for service of process)

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933 check the following box: ☑

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐
Non-accelerated filer	☐	Smaller reporting company	☑

CALCULATION OF REGISTRATION FEE

Title of Each Class Of Securities to be Registered	Amount to be Registered	Proposed Maximum Aggregate Offering Price per share	Proposed Maximum Aggregate Offering Price	Amount of Registration fee

Common Stock, $0.10 par value per share	1,000,000	$.02	$20,000	$2.29
_______
(1) This Registration Statement covers the resale by our selling shareholders of up to 1,000,000 shares of common stock previously issued to such selling shareholders.

(2) The offering price has been estimated solely for the purpose of computing the amount of the registration fee in accordance with Rule 457(o). Our common stock is not traded on any national exchange and in accordance with Rule 457; the offering price was arbitrarily determined. The selling shareholders named in this prospectus are offering up to 1,000,000 shares of common stock offered through this prospectus. We will not receive any proceeds from this offering and have not made any arrangements for the sale of these securities. We will use our best efforts to maintain the effectiveness of the resale registration statement from the effective date. The selling shareholders are deemed underwriters, within the meaning of Section 2(11) of the Securities Act of 1933, as amended (the “Securities Act”). As underwriters, the selling shareholders are subject to the prospectus delivery requirements of the Securities Act. The shares under this prospective will be offered by the selling shareholders at a fixed price of $0.02 per share for the duration of the offering.

We have no plans or intentions to be acquired or to merge with an operating company nor do we have plans to enter into a change of control or similar transaction or to change our management.

THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(a) OF THE SECURITIES ACT OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SUCH SECTION 8(a), MAY DETERMINE.

The information in this preliminary prospectus is not complete and may be changed. These securities may not be sold until the registration statement filed with the U.S. Securities and Exchange Commission (“SEC”) is effective. This preliminary prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any jurisdiction where the offer or sale is not permitted.

SUBJECT TO COMPLETION, Dated _______, 2012

PRELIMINARY PROSPECTUS

Lucy’s Water World Inc
1,000,000 SHARES OF COMMON STOCK

The selling security holders named in this prospectus are offering all of the shares of common stock offered through this prospectus. We will not receive any proceeds from the sale of the common stock covered by this prospectus. The selling shareholders will receive $.02 per share or an aggregate of $20,000 if all of the shares are sold.

Our common stock is presently not traded on any market or securities exchange. The selling security holders have not engaged any underwriter in connection with the sale of their shares of common stock. Common stock being registered in this registration statement may be sold by selling security holders at a fixed price of $.02 per share. Shares may only be resold in registered transactions prior to one year elapsing from the Company no longer being considered a “shell company. ” There can be no assurance that a market maker will agree to file the necessary documents with the Financial Industry Regulatory Authority (“FINRA”), which operates the OTCBB, nor can there be any assurance that such an application for quotation will be approved. We have agreed to bear the expenses relating to the registration of the shares of the selling security holders.

We are considered an “emerging growth company” under the new JOBS Act (Jumpstart Our Business Startups Act). Investing in our common stock involves risks.  See “Risk Factors” on page 5.

Shares of our Common Stock that have not been registered under the Securities Act of 1933, as amended, regardless of whether such shares are restricted or unrestricted, are subject to resale restrictions imposed by Rule 144, including those set forth in Rule 144(i) which apply to a “shell company.” In addition, any shares of our Common Stock that are held by affiliates, including any received in a registered offering, will be subject to the resale restrictions of Rule 144(i).

Pursuant to Rule 144 of the Securities Act of 1933, as amended (“Rule 144”), a “shell company” is defined as a company that has no or nominal operations; and, either no or nominal assets; assets consisting solely of cash and cash equivalents; or assets consisting of any amount of cash and cash equivalents and nominal other assets. As such, we are a “shell company” pursuant to Rule 144, and as such, sales of our securities pursuant to Rule 144 are not able to be made until 1) we have ceased to be a “shell company"; 2) we are subject to Section 13 or 15(d) of the Securities Exchange Act of 1934, as amended; and, 3) have filed all of our required periodic reports for at least the previous one year period prior to any sale pursuant to Rule 144; and a period of at least twelve months has elapsed from the date “Form 10 information” has been filed with the Commission reflecting the Company’s status as a non-“shell company.” If less than 12 months has elapsed since the Company ceases being a “shell company”, then only registered securities can be sold pursuant to Rule 144. Therefore, any restricted securities we sell in the future or issue to consultants or employees, in consideration for services rendered or for any other purpose will have no liquidity until and unless such securities are registered with the Commission and/or until a year after we cease to be a “shell company” and have complied with the other requirements of Rule 144, as described above. As a result, it may be harder for us to fund our operations and pay our consultants with our securities instead of cash. Furthermore, it will be harder for us to raise funding through the sale of debt or equity securities unless we agree to register such securities with the Commission, which could cause us to expend additional resources in the future. Our status as a “shell company” could prevent us from raising additional funds, engaging consultants, and using our securities to pay for any acquisitions (although none are currently planned), which could cause the value of our securities, if any, to decline in value or become worthless. Lastly, any shares held by affiliates, including shares received in any registered offering, will be subject to the resale restrictions of Rule 144(i).

Investing in our common stock involves a high degree of risk. See “Risk Factors” beginning on page 5 to read about factors you should consider before buying shares of our common stock.

NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR DETERMINED IF THIS PROSPECTUS IS TRUTHFUL OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

The Date of This Prospectus is: ________ 2012

ITEM 3: SUMMARY INFORMATION, RISK FACTORS AND RATIO OF EARNINGS TO FIXED CHARGES

PROSPECTUS SUMMARY

This summary highlights selected information contained elsewhere in this prospectus. This summary does not contain all the information that you should consider before investing in the common stock. You should carefully read the entire prospectus, including “Risk Factors”, “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and the Financial Statements, before making an investment decision. In this Prospectus, the terms “Company,” “we,” “us” and “our” refer to Lucy’s Water World Inc

Overview

We were incorporated in the State of Nevada on September 14, 2011 as Lucy’s Water World Inc and our fiscal year end is October 31. Lucy’s Water World, Inc. (‘Lucy’s” or “the Company”) was incorporated under the laws of the State of Nevada, U.S. on September 14, 2011. The Company has a suite of swimming programs, "Baby Swimming with Lucy", "Toddler Swimming with Lucy" and "Kids Swimming with Lucy" to teach baby and kids swimming in China initially, and expand internationally. The Company plans to license and copyright its swimming programs to other swimming schools and business partners such as Beyo, Beyo is a leading infant swimming center provider in China. The Company plans to train and qualify swimming teachers to teach baby and kids swimming.

We are seeking to become a reporting issuer under the Securities Exchange Act of 1934, as amended, because we believe that this will provide us with greater access to capital, that we will become better known, and be able to obtain financing more easily in the future if investor interest in our business grows enough to sustain a secondary trading market in our securities. Additionally, we believe that being a reporting issuer increases our credibility and that we may be able to attract and retain more highly qualified personnel once we are not a shell company by potentially offering stock options, bonuses, or other incentives with a known market value.

Nature of Business
Lucy’s Water World, Inc. (‘Lucy’s” or “the Company”) was incorporated under the laws of the State of Nevada, U.S. on September 14, 2011.

Products and Services Offered

The Company has a suite of swimming programs, "Baby Swimming with Lucy", "Toddler Swimming with Lucy" and "Kids Swimming with Lucy" to teach baby and kids swimming in China initially, and expand internationally. The Company plans to license and copyright its swimming programs to other swimming schools and business partners. The Company plans to train and qualify swimming teachers to teach baby and kids swimming.

Lucy’s WaterWorld Course Objective

Toddler Course (Age 1-3)

According to Toddler Swimming with Lucy, the course is divided into four (4) levels: Gold fish, Sea horse, Octopus and Frog. Each level has 12 lessons that correspond with 12 different training themes. Each lesson is 40 minute long.

Level-1 Gold fish (12 lessons)

Teach toddler the basic swimming posture, the objective is to teach parents how to use aide correctly to help toddler learn to swim, coordination training throughout the level and Water safety awareness and ability training.

Level-2 Sea horse (12 lessons)

Next level up, improve in coordination and balance, able to use float swim forward, most toddlers are unstable when comes to diving, parent and teacher need more patience and caring to help toddler overcome it. After the toddler has passed this level, it will show a major improvement when comes to independent swimming.

Level-3 Octopus (12 lessons)

Difference in age have different outcomes in according to toddler’s body development. Uniformly, toddler showing total self-confidence in the water, ability to use arms and legs to swim independently, swim longer in distance, ability to finish a difficult task, develop self-rescue awareness ability.

Level-4 Frog (12 lessons)

Increase swimming ability with breathing, able to swim independently in the water, swim longer in distance, learning 2nd swimming posture.

Kids Course (Age 4-8)

According to Kids Swimming with Lucy, the course is divided into six (6) levels: Penguin, Seal, Sea lion, Dolphin, Shark and Sailfish. Each level has 12 lessons that correspond with 12 different training themes. Each lesson is 40 minute long.

Level-1 Penguin (12 lessons)

Water self-confidence training, diving, use float to swim independently, show balance when independent swimming, pool side regulation and fun. Develop safety awareness and ability.

Level-2 Seal (12 lessons)

Swim forward with arms and legs in coordination, improve in movement to swim longer in distance, cardiopulmonary function and endurance training, power and agility training, learning basic competitive skill.

Level-3 Sea lion (12 lessons)

Ability to swim long distance, breath more freely, learning 2nd swimming posture and learning various competitive skills.

Level-4 Dolphin

2nd swimming posture training with facility, learning 3rd swimming posture and other swimming postures in the water.

Level-5 Shark

Rectification of three (3) swimming postures and movement training, swim long distance.

Level-6 Sailfish

swim faster and smoothly, alternating between swimming posture’s, water explosiveness training, comprehensive training.

OUR AUDITOR HAS EXPRESSED SUBSTANTIAL DOUBT AS TO OUR ABILITY TO CONTINUE AS A GOING CONCERN.

The financial statements have been prepared on a going concern basis which assumes the Company will be able to realize its assets and discharge its liabilities in the normal course of business for the foreseeable future.  The Company has incurred losses since inception resulting in an accumulated deficit of $13,810 as of October 31, 2011 and further losses are anticipated in the development of its business raising substantial doubt about the Company’s ability to continue as a going concern.  The ability to continue as a going concern is dependent upon the Company generating profitable operations in the future and/or to obtain the necessary financing to meet its obligations and repay its liabilities arising from normal business operations when they come due. Management intends to finance operating costs over the next twelve months with existing cash on hand and loans from directors and or private placement of common stock.
We will receive no proceeds from this offering. We have no current plans for financing.

Because we have nominal assets and no significant revenue, we are considered a "shell company" and will be subject to more stringent reporting requirements.

Pursuant to Rule 144 of the Securities Act of 1933, as amended (“Rule 144”), a “shell company” is defined as a company that has no or nominal operations; and, either no or nominal assets; assets consisting solely of cash and cash equivalents; or assets consisting of any amount of cash and cash equivalents and nominal other assets. As such, we are a “shell company” pursuant to Rule 144, and as such, sales of our securities pursuant to Rule 144 are not able to be made until 1) we have ceased to be a “shell company"; 2) we are subject to Section 13 or 15(d) of the Securities Exchange Act of 1934, as amended; and, 3) have filed all of our required periodic reports for at least the previous one year period prior to any sale pursuant to Rule 144; and a period of at least twelve months has elapsed from the date “Form 10 information” has been filed with the Commission reflecting the Company’s status as a non-“shell company.” If less than 12 months has elapsed since the Company ceases being a “shell company”, then only registered securities can be sold pursuant to Rule 144. Therefore, any restricted securities we sell in the future or issue to consultants or employees, in consideration for services rendered or for any other purpose will have no liquidity until and unless such securities are registered with the Commission and/or until a year after we cease to be a “shell company” and have complied with the other requirements of Rule 144, as described above. As a result, it may be harder for us to fund our operations and pay our consultants with our securities instead of cash. Furthermore, it will be harder for us to raise funding through the sale of debt or equity securities unless we agree to register such securities with the Commission, which could cause us to expend additional resources in the future. Our status as a “shell company” could prevent us from raising additional funds, engaging consultants, and using our securities to pay for any acquisitions (although none are currently planned), which could cause the value of our securities, if any, to decline in value or become worthless. Lastly, any shares held by affiliates, including shares received in any registered offering, will be subject to the resale restrictions of Rule 144(i).

Our operations to date have been devoted primarily to start-up and development activities, which include:

1. Formation of the Company;
2. Development of our business plan;
3. Research on marketing channels/strategies
4. Developing our initial online website, www.lucyww.com

Based upon the above, we believe that we do not have enough cash to support our daily operations while we are attempting to commence operations and produce revenues. However, if we are unable to satisfy our cash requirements we may be unable to proceed with our plan of operations.  At this time our “burn rate” is nominal, we have no paid employees, free rent and any additional costs are paid for by our officers who will be reimbursed at a future date.  We have a verbal agreement from our founder to provide funding on an as needed basis.

Where You Can Find Us

Lucy’s Water World Inc
No. 39 Shuangyu St, Houshayu, Shunyi District
Arcadia Villa # 707, Beijing, China 101318
Our telephone number is (775-232-1950) and our fax is 775-201-8331.

The Offering

Common stock offered by selling security holders	1,000,000 shares of common stock @ $.02 or $20,000 This number represents 2% of our current outstanding common stock (1) and 100% of our outstanding shares held by non-affiliates.

Common stock outstanding before the offering	51,000,000

Common stock outstanding after the offering	51,000,000 common shares as April 5, 2012.

Terms of the Offering	The selling security holders will determine when and how they will sell the common stock offered in this prospectus.

Termination of the Offering
The offering will conclude upon the earliest of (i) such time as all of the common stock has been sold pursuant to the registration statement or (ii) such time as all of the common stock becomes eligible for resale without volume limitations pursuant to Rule 144 (i) under the Securities Act, or any other rule of similar effect.

Use of proceeds	We are not selling any shares of the common stock covered by this prospectus.

Risk Factors	The Common Stock offered hereby involves a high degree of risk and should not be purchased by investors who cannot afford the loss of their entire investment. See “Risk Factors” beginning on page 3.

_____
(1) Based on 51,000,000 shares of common stock outstanding as of April 5, 2012

SUMMARY OF CONSOLIDATED FINANCIAL INFORMATION

The following summary financial data should be read in conjunction with “Management’s Discussion and Analysis,” “Plan of Operation” and the Financial Statements and Notes thereto, included elsewhere in this prospectus. The statement of operations and balance sheet data as of January 31, 2012 and October 31, 2011. The data set forth below should be read in conjunction with “Management’s Discussion and Analysis of Financial Condition and Results of Operations,” our financial statements and the related notes included in this prospectus.

STATEMENT OF OPERATIONS

	Three Months ended January 31, 2012	Period from September 14, 2011 (inception) to January 31, 2012
REVENUES	$0	$0

EXPENSES
Professional fees	600	14,370
General and administrative	1,173	1,213
TOTAL EXPENSES	1,773	15,583

LOSS FROM OPERATIONS	(1,773)	(15,583)

PROVISION FOR INCOME TAXES	0	0

NET LOSS	$(1,773)	$(15,583)

NET LOSS PER SHARE: BASIC AND DILUTED	$(0.00)

WEIGHTED AVERAGE NUMBER OF SHARES OUTSTANDING: BASIC AND DILUTED	51,000,000

BALANCE SHEET DATA

	January 31, 2012	October 31, 2011
ASSETS
Current Assets
Cash and equivalents	$8,955	$3,989
Stock subscription receivable	0	6,000
Total Current Assets	8,955	9,989

TOTAL ASSETS	$8,955	$9,989

LIABILITIES AND STOCKHOLDERS’ EQUITY
Liabilities
Current Liabilities
Accrued expenses	$739	$0
Due to officer	0	0
Total Liabilities	739	0

Stockholders’ Equity
Common Stock, $.001 par value, 75,000,000 shares authorized, 51,000,000 shares issued and outstanding	51,000	51,000
Additional paid-in capital	9,000	9,000
Stock subscription receivable	(36,201)	(36,201)
Deficit accumulated during the development stage	(15,583)	(13,810)
Total Stockholders’ Equity	8,216	9,989

TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$8,955	$9,989

RISK FACTORS

The shares of our common stock being offered for resale by the selling security holders are highly speculative in nature, involve a high degree of risk and should be purchased only by persons who can afford to lose the entire amount invested in the common stock. Before purchasing any of the shares of common stock, you should carefully consider the following factors relating to our business and prospects. If any of the following risks actually occurs, our business, financial condition or operating results could be materially adversely affected. In such case, you may lose all or part of your investment. You should carefully consider the risks described below and the other information in this process before investing in our common stock.

Risks related to our business

Accidents and disturbances at our pools could cause materially decreased attendance, revenues and profitability.

Revenues may be adversely affected by any serious accident or similar occurrence.  If a serious personal injury were to occur at one of our pools, attendance at the pools and, consequently, revenues might be materially adversely affected. We cannot assure you that such accidents and injuries will not occur, that attendance will not be adversely affected if they do occur, or that our insurance will adequately cover the costs stemming from such accidents and injuries, or other disturbances and incidents. Any of such disturbances or incidents could also adversely affect our image or the public's perception of our program’s safety, leading to decreased attendance, revenues and profitability.

Instances of illness, as well as negative publicity relating thereto, could result in reduced guest attendance and materially and adversely impact our business.

Instances of waterborne illness, whether or not traced to our pools, could reduce guest attendance materially. Claims of illness or injury relating to food quality or handling at the restaurants and food preparation centers could also cause us to lose attendance materially. In addition, any negative publicity relating to these and other health related matters might affect consumers' perceptions of our services. Any of these events would materially and adversely impact our business.

Our business may be harmed by general economic conditions and demographic factors.

Periods of economic slowdown or recession, whether national, regional or industry-related, may decrease the entertainment expenditures of our customer base. These periods may also be accompanied by decreased consumer demand for swimming lessons. Our financial results may be adversely affected by changes in prevailing economic conditions, changes in interest rates, inflation, and adverse employment conditions, the monetary and fiscal policies of the local government and other significant external events as well as changes in demographics in our markets. Actual or perceived fear of recession may also adversely affect our business since such fears tend to lead to increased savings by our demographic, which leads to decreased discretionary spending, adversely affecting attendance at our parks and our results of operations.

Significant competition in the instruction market for children could force us to reduce prices or lose market share.

We will compete directly with other instructional programs and indirectly with all other types of recreational facilities and forms of entertainment. All of these industries and the companies therein compete for the public's limited leisure time and limited disposable income. To compete successfully, we may be required to reduce prices, increase our operating costs or take other measures that could have an adverse effect on our financial condition, results of operations, margins and cash flow. Certain of our existing competitors and potential competitors are larger and have substantially greater financial, marketing and other resources than we do.

Future acquisitions and/or joint ventures may expose us to unanticipated negative consequences.

We may explore opportunities for the acquisition or joint ventures in the future. We may not be able to integrate effectively any operating company we acquire or build or successfully implement appropriate operational, financial and management systems and controls to achieve the benefits expected to result from such   We may also be subject to unexpected claims and liabilities arising from such acquisitions. These claims and liabilities could be costly to defend, could be material to our financial position and might exceed either the limitations of any applicable indemnification provisions or the financial resources of the indemnifying parties. The diversion of management's attention and any delays or difficulties encountered in connection with the integration of the businesses we might acquire or develop could negatively impact our business and results of operations. Further, the benefits that we anticipate from these acquisitions may not be realized.

We are highly dependent upon key personnel to manage our business effectively and if we are unable to hire additional personnel or retain existing personnel, our operating results could suffer.

We are highly dependent on the principal members of our management. The loss of any number of these members of management could have a material adverse effect on our operations. We do not have "key-man" life insurance relating to any of our executives. We believe that our future success will depend in large part upon our ability to attract and retain highly skilled managerial and marketing personnel. We face competition for such personnel from other companies and organizations. There is no assurance that we will be successful in hiring or retaining the personnel we require for continued growth. .

WE NEED ADDITIONAL CAPITAL TO DEVELOP OUR BUSINESS

The development of our services will require the commitment of substantial resources of approximately $50,000 over the next twelve months to implement our business plan. Currently, we have no established bank-financing arrangements. Therefore, it is likely we would need to seek additional financing through subsequent future private offering of our equity securities.  We have no current plans for additional financing.

We do not expect to receive the balance of $36,201 to be paid by our founders for the purchase of its founders’ shares until June 2012. We have been assured the balance will be paid by June 2012.

We cannot give you any assurance that any additional financing will be available to us, or if available, will be on terms favorable to us. The sale of additional equity securities will result in dilution to our stockholders. The occurrence of indebtedness would result in increased debt service obligations and could require us to agree to operating and financing covenants that would restrict our operations. If adequate additional financing is not available on acceptable terms, we may not be able to implement our business development plan or continue our business operations. We believe the only source of funds that would be realistic is through a loan from our president Corey Chiu and the sale of equity capital. At this time we have no written loan agreement, just a verbal agreement and there is no minimum or maximum dollar amount agreed upon. We hope that once our stock is quoted on the OTCBB it will enable us the opportunity to participate in the equity market and thru the sale of stock raise the necessary capital needed. There is no assurance that we will ever be quoted on the OTCBB.

AS AN “EMERGING GROWTH COMPANY” UNDER THE JUMPSTART OUR BUSINESS STARTUPS ACT (JOBS), WE ARE PERMITTED TO RELY ON EXEMPTIONS FROM CERTAIN DISCLOSURE REQUIREMENTS.

We qualify as an “emerging growth company” under the JOBS Act. As a result, we are permitted to, and intend to, rely on exemptions from certain disclosure requirements. For so long as we are an emerging growth company, we will not be required to:

●	have an auditor report on our internal controls over financial reporting pursuant to Section 404(b) of the Sarbanes-Oxley Act;

●
comply with any requirement that may be adopted by the Public Company Accounting Oversight Board regarding mandatory audit firm rotation or a supplement to the auditor’s report providing additional information about the audit and the financial statements (i.e., an auditor discussion and analysis);

●	submit certain executive compensation matters to shareholder advisory votes, such as “say-on-pay” and “say-on-frequency;” and

●	disclose certain executive compensation related items such as the correlation between executive compensation and performance and comparisons of the CEO’s compensation to median employee compensation.

In addition, Section 107 of the JOBS Act also provides that an emerging growth company can take advantage of the extended transition period provided in Section 7(a)(2)(B) of the Securities Act for complying with new or revised accounting standards. In other words, an emerging growth company can delay the adoption of certain accounting standards until those standards would otherwise apply to private companies. However, we are choosing to “opt out” of such extended transition period, and as a result, we will comply with new or revised accounting standards on the relevant dates on which adoption of such standards is required for non-emerging growth companies. Section 107 of the JOBS Act provides that our decision to opt out of the extended transition period for complying with new or revised accounting standards is irrevocable.

We will remain an emerging growth company for up to five full fiscal years, although if the market value of our common stock that is held by non-affiliates exceeds $700 million as of any July 31 before that time, we would cease to be an emerging growth company as of the following January 31, or if our annual revenues exceed $1 billion, we would cease to be an emerging growth company the following fiscal year, or if we issue more than $1 billion in non-convertible debt in a three-year period, we would cease to be an emerging growth company immediately.

We will elect to take advantage of the extended transition period for complying with new or revised accounting standards under section 102(b)(1)

This election allows us to delay the adoption of new or revised accounting standards that have different effective dates for public and private companies until those standards apply to private companies.  As a result of this election our financial statements may not be comparable to companies that comply with public company effective dates.

GOING CONCERN

The financial statements have been prepared on a going concern basis which assumes the Company will be able to realize its assets and discharge its liabilities in the normal course of business for the foreseeable future. The Company has incurred losses since inception resulting in an accumulated deficit of $15,583 as of January 31, 2012 and further losses are anticipated in the development of its business raising substantial doubt about the Company’s ability to continue as a going concern. The ability to continue as a going concern is dependent upon the Company generating profitable operations in the future and/or to obtain the necessary financing to meet its obligations and repay its liabilities arising from normal business operations when they come due. Management intends to finance operating costs over the next twelve months with existing cash on hand and loans from directors and or private placement of common stock.

WE HAVE LIMITED OPERATING HISTORY AND FACE MANY OF THE RISKS AND DIFFICULTIES FREQUENTLY ENCOUNTERED BY A DEVELOPMENT STAGE COMPANY

We are a development stage company, and to date, our development efforts have been focused primarily on the development and marketing of our business model and web site. We have limited operating history for investors to evaluate the potential of our business development. We have not yet built our customer base and our brand name and it is possible we never will. In addition, we also face many of the risks and difficulties inherent in gaining market share as a new company:

Our operations to date have been devoted primarily to start-up and development activities, which include:

1. Formation of the Company;
2. Development of our business plan;
3. Research on marketing channels/strategies
4. Developing our initial online website, www.lucyww.com

Based upon the above, we believe that we do not have enough cash to support our daily operations while we are attempting to commence operations and produce revenues. However, if we are unable to satisfy our cash requirements we may be unable to proceed with our plan of operations.  At this time our “burn rate” is nominal, we have free rent and any additional costs are paid for by our officers who will be reimbursed at a future date

UNCERTAINTY AND ADVERSE CHANGES IN THE GENERAL ECONOMIC CONDITIONS OF MARKETS IN WHICH WE WILL PARTICIPATE MAY NEGATIVELY AFFECT OUR BUSINESS

Current and future conditions in the economy have an inherent degree of uncertainty. It is even more difficult to estimate growth or contraction in various parts, sectors and regions of the economy, including the markets in which we will participate. As a result, it is difficult to estimate the level of growth or contraction for the economy as a whole. Adverse changes may occur as a result of soft global economic conditions, wavering consumer confidence, unemployment, declines in stock markets, contraction of credit availability, or other factors affecting economic conditions in general. These changes may negatively affect our sales or increase our exposure to losses. These possible changes may also affect the ability for a start-up company like us to raise sufficient capital in the US equity market.

OUR OFFICERS AND DIRECTORS CONTROL 98% OF THE COMPANY GIVING THEM SIGNIFICANT VOTING POWER AND MAY TAKE ACTIONS THAT MAY NOT BE IN THE BEST INTEREST OF ALL OTHER STOCKHOLDERS

Our Officers and Directors control approximately 98% of our current outstanding shares of voting common stock.  They may be able to exert significant control over our management and affairs requiring stockholder approval, including approval of significant corporate transactions.   They may also be able to determine their compensation.

WE MAY INCUR SIGNIFICANT COSTS TO BE A PUBLIC COMPANY TO ENSURE COMPLIANCE WITH U.S. CORPORATE GOVERNANCE AND ACCOUNTING REQUIREMENTS AND WE MAY NOT BE ABLE TO ABSORB SUCH COSTS

We may incur significant costs associated with our public company reporting requirements, costs associated with applicable corporate governance requirements, including requirements under the Sarbanes-Oxley Act of 2002 and other rules implemented by the Securities and Exchange Commission. We expect all of these applicable rules and regulations to significantly increase our legal and financial compliance costs and to make some activities more time consuming and costly. We also expect that these applicable rules and regulations may make it more difficult and more expensive for us to obtain director and officer liability insurance and we may be required to accept reduced policy limits and coverage or incur substantially higher costs to obtain the same or similar coverage. As a result, it may be more difficult for us to attract and retain qualified individuals to serve on our board of directors or as executive officers. At this time we have no intention to acquire D&O insurance.  We are estimating our annual costs for reporting purposes to be in the $15,000 range for the next few years. In addition, we may not be able to absorb these costs of being a public company which will negatively affect our business operations.

THE LACK OF PUBLIC COMPANY EXPERIENCE OF OUR MANAGEMENT TEAM COULD ADVERSELY IMPACT OUR ABILITY TO COMPLY WITH THE REPORTING REQUIREMENTS OF U.S. SECURITIES LAWS

Our management team lacks public company experience, which could impair our ability to comply with legal and regulatory requirements such as those imposed by Sarbanes-Oxley Act of 2002. Our senior management has never had responsibility for managing a publicly traded company. Such responsibilities include complying with federal securities laws and making required disclosures on a timely basis. Our senior management may not be able to implement programs and policies in an effective and timely manner that adequately respond to such increased legal, regulatory compliance and reporting requirements, including the establishing and maintaining internal controls over financial reporting. Any such deficiencies, weaknesses or lack of compliance could have a materially adverse effect on our ability to comply with the reporting requirements of the Securities Exchange Act of 1934 which is necessary to maintain our public company status. If we were to fail to fulfill those obligations, our ability to continue as a U.S. public company would be in jeopardy in which event you could lose your entire investment in our company.

OUR OFFICERS AND DIRECTORS HAVE THE ABILITY TO DETERMINE THEIR SALARY AND PERQUISITES WHICH MAY CAUSE US TO HAVE A LACK OF FUNDS AVAILABLE FOR NET INCOME

Because our officers and directors have the discretion to determine their salary and perquisites we may have no net income. If our officers determine that their salaries are at a level above our potential earnings the company may not have funds available.

AS A SMALLER COMPANY WITH REPORTING OBLIGATIONS WE MAY BE AT A COMPETITIVE DISADVANTAGE TO OTHER INSTRUCTIONAL COMPANIES.  OUR INDUSTRY HAS LOW BARRIERS TO ENTRY

Because the instructional swimming market is competitive, driven in part by costs and consists of mostly non-public reporting companies we may be at a competitive disadvantage because of our reporting obligations.  The swimming instruction industry has low barriers to entry. We face additional expenses, which a private company does not such as PCAOB auditor fees, Edgar filing fees and legal fee fees related to our SEC reporting obligations. Other non-public swimming instruction company’s do not incur these costs; we are at a competitive disadvantage to our competitors because of this.

Risk Related To Our Capital Stock

WE MAY NEVER PAY ANY DIVIDENDS TO SHAREHOLDERS

We have never declared or paid any cash dividends or distributions on our capital stock. We currently intend to retain our future earnings, if any, to support operations and to finance expansion and therefore we do not anticipate paying any cash dividends on our common stock in the foreseeable future. The declaration, payment and amount of any future dividends will be made at the discretion of the board of directors, and will depend upon, among other things, the results of our operations, cash flows and financial condition, operating and capital requirements, and other factors as the board of directors considers relevant. There is no assurance that future dividends will be paid, and, if dividends are paid, there is no assurance with respect to the amount of any such dividend.

Because company’s headquarters are located in Beijing, U.S. Investors may experience difficulties in attempting to affect service of process and to enforce judgments based upon U.S. Federal Securities Laws against the company and its non U.S. Resident officer and director.

While we are organized under the laws of the State of Nevada, our officers and directors are non-U.S.  Residents and our headquarters are located in Beijing. Consequently, it may be difficult for investors to affect service of process on them in the United States and to enforce in the United States judgments obtained in United States courts against them based on the civil liability provisions of the United States securities laws. It may be difficult or impossible for U.S. investors to collect a judgment against us. As well, any judgment obtained in the United States against us may not be enforceable in the United States. There are risks of doing business or conducting operations in China such as additional permits or licenses required or requests by the Industrial and Commercial Bureau in the future. Currently all of our swimming teachers are certified by the General Administration of Sports to teach adult and children swimming. This is the only permit require by law to teach swimming. There are some challenges to protect the company's copyright swimming program. The company can register its copyright program with Copyright Protection Center of China but no guarantee the program will be protected. If a copyright dispute arises we can go to the Copyright Protection Center of China for dispute mediation or through court to protect copyright. Historically China has not protected a company’s intellectual property to the same extent as the United States.

OUR BYLAWS PROVIDE FOR INDEMNIFICATION OF OFFICERS AND DIRECTORS AT OUR EXPENSE AND LIMIT THEIR LIABILITY WHICH MAY RESULT IN A MAJOR COST TO US AND HURT THE INTERESTS OF OUR SHAREHOLDERS BECAUSE CORPORATE RESOURCES MAY BE EXPENDED FOR THE BENEFIT OF OFFICERS AND/OR DIRECTORS

Our Bylaws and applicable Nevada law provide for the indemnification of our directors, officers, employees, and agents, under certain circumstances, against attorney’s fees and other expenses incurred by them in any litigation to which they become a party arising from their association with or activities on our behalf. We will also bear the expenses of such litigation for any of our directors, officers, employees, or agents, upon such person’s written promise to repay us if it is ultimately determined that any such person shall not have been entitled to indemnification. This indemnification policy could result in substantial expenditures by us which we will be unable to recoup.  At this time we have no intention of carrying liability insurance for our Officers and Directors.

We have been advised that, in the opinion of the SEC, indemnification for liabilities arising under federal securities laws is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification for liabilities arising under federal securities laws, other than the payment by us of expenses incurred or paid by a director, officer or controlling person in the successful defense of any action, suit or proceeding, is asserted by a director, officer or controlling person in connection with the securities being registered, we will (unless in the opinion of our counsel, the matter has been settled by controlling precedent) submit to a court of appropriate jurisdiction, the question whether indemnification by us is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue. The legal process relating to this matter if it were to occur is likely to be very costly and may result in us receiving negative publicity, either of which factors is likely to materially reduce the market and price for our shares, if such a market ever develops.

OUR COMMON STOCK IS CONSIDERED A PENNY STOCK, WHICH MAY BE SUBJECT TO RESTRICTIONS ON MARKETABILITY, SO YOU MAY NOT BE ABLE TO SELL YOUR SHARES

If our common stock becomes tradable in the secondary market, we will be subject to the penny stock rules adopted by the Securities and Exchange Commission that require brokers to provide extensive disclosure to their customers prior to executing trades in penny stocks. These disclosure requirements may cause a reduction in the trading activity of our common stock, which in all likelihood would make it difficult for our shareholders to sell their securities.

Penny stocks generally are equity securities with a price of less than $5.00 (other than securities registered on certain national securities exchanges or quoted on the NASDAQ system). Penny stock rules require a broker-dealer, prior to a transaction in a penny stock not otherwise exempt from the rules, to deliver a standardized risk disclosure document that provides information about penny stocks and the risks in the penny stock market. The broker-dealer also must provide the customer with current bid and offer quotations for the penny stock, the compensation of the broker-dealer and its salesperson in the transaction, and monthly account statements showing the market value of each penny stock held in the customer’s account. The broker-dealer must also make a special written determination that the penny stock is a suitable investment for the purchaser and receive the purchaser’s written agreement to the transaction. These requirements may have the effect of reducing the level of trading activity, if any, in the secondary market for a security that becomes subject to the penny stock rules. The additional burdens imposed upon broker-dealers by such requirements may discourage broker-dealers from effecting transactions in our securities, which could severely limit the market price and liquidity of our securities. These requirements may restrict the ability of broker-dealers to sell our common stock and may affect your ability to resell our common stock.

THERE IS NO ASSURANCE OF A PUBLIC MARKET OR THAT OUR COMMON STOCK WILL EVER TRADE ON A RECOGNIZED EXCHANGE. THEREFORE, YOU MAY BE UNABLE TO LIQUIDATE YOUR INVESTMENT IN OUR STOCK

There is no established public trading market for our common stock. Our shares have not been listed or quoted on any exchange or quotation system. There can be no assurance that a market maker will agree to file the necessary documents with FINRA, which operates the OTCBB, nor can there be any assurance that such an application for quotation will be approved or that a regular trading market will develop or that if developed, will be sustained. In the absence of a trading market, an investor may be unable to liquidate their investment.

ITEM 4: USE OF PROCEEDS

We will not receive any proceeds from the sale of common stock by the selling security holders. All of the net proceeds from the sale of our common stock will go to the selling security holders as described below in the sections entitled “Selling Security Holders” and “Plan of Distribution”. We have agreed to bear the expenses relating to the registration of the common stock for the selling security holders.

ITEM 5: DETERMINATION OF OFFERING PRICE

Since our common stock is not listed or quoted on any exchange or quotation system, the offering price of the shares of common stock was arbitrarily determined.

The offering price of the shares of our common stock does not necessarily bear any relationship to our book value, assets, past operating results, financial condition or any other established criteria of value. The facts considered in determining the offering price were our financial condition and prospects, our limited operating history and the general condition of the securities market.

Although our common stock is not listed on a public exchange, we will be filing to obtain a quotation on the OTCBB concurrently with the filing of the effective notice of this prospectus. In order to be quoted on the OTCBB, a market maker must file an application on our behalf in order to make a market for our common stock. There can be no assurance that a market maker will agree to file the necessary documents with FINRA, which operates the OTC Bulletin Board, nor can there be any assurance that such an application for quotation will be approved.

In addition, there is no assurance that our common stock will trade at market prices in excess of the initial offering price as prices for the common stock in any public market which may develop will be determined in the marketplace and may be influenced by many factors, including the depth and liquidity.

ITEM 6: DILUTION

The common stock to be sold by the selling shareholders provided in the “Selling Security Holders” section is common stock that is currently issued. Accordingly, there will be no dilution to our existing shareholders.

ITEM 7: SELLING SECURITY HOLDERS

The common shares being offered for resale by the selling security holders consist of a total 1,000,000 shares of our common stock held by the selling stockholders as of April 5, 2012. The shares were offered and sold to the 32 selling shareholders at a purchase price of $0.01 and we are registering these 1,000,000 shares for them pursuant to the exemption from registration under Regulation S under the Securities Act. The percentages below are calculated based on 51,000,000 shares of our common stock issued and outstanding. We do not have any outstanding options, warrants or other securities presently exercisable for or convertible into shares of our common stock.

We relied upon Regulation S of the Securities Act of 1933, as amended for the issuances to non US citizens or residents.

We believed that Regulation S was available because:

None of these issuances involved underwriters, underwriting discounts or commissions;

We placed Regulation S required restrictive legends on all certificates issued;

No offers or sales of stock under the Regulation S offering were made to persons in the United States;

No direct selling efforts of the Regulation S offering were made in the United States.

In connection with the above transactions, although some of the investors may have also been accredited, we provided the following to all investors:

Access to all our books and records

Access to all material contracts and documents relating to our operations

The opportunity to obtain any additional information, to the extent we possessed such information, necessary to verify the accuracy of the information to which the investors were given access.

Prospective investors were invited to review at our offices at any reasonable hour, after reasonable advance notice, any materials available to us concerning our business. Prospective Investors were also invited to visit our offices.

The following table sets forth the name of the selling security holders, the number of shares of common stock beneficially owned by each of the selling stockholders as of April 5, 2012 and the number of shares of common stock being offered by the selling stockholders. The shares being offered hereby are being registered to permit public secondary trading, and the selling stockholders may offer all or part of the shares for resale from time to time. However, the selling stockholders are under no obligation to sell all or any portion of such shares nor are the selling stockholders obligated to sell any shares immediately upon effectiveness of this prospectus. All information with respect to share ownership has been furnished by the selling stockholders.

None of the selling shareholders is a registered broker-dealer or an affiliate of a registered broker-dealer. Each of the selling shareholders has acquired his, her or its shares pursuant to a private placement solely for investment and not with a view to or for resale or distribution of such securities.

	Name of Selling Stockholder and Position, Office or Material Relationship with Company (NA)	Common Shares Owned by the Selling Stockholder2	Total Shares to be Registered Pursuant to this Offering	Percentage of Common Stock Before Offering	Number of Shares Owned by Selling Stockholder After Offering and Percent of Total Issued and Outstanding1

1.	LEE CHIA-CHENG	40000	40000	*	0
2.	LIANGTAO CUI	40000	40000	*	0
3.	JIAN ZHAO	20000	20000	*	0
4.	XIANSHENG DUAN	40000	40000	*	0
5.	JIANHUA WANG	20000	20000	*	0
6.	YING MAO	40000	40000	*	0
7.	ZHENG WANG	40000	40000	*	0
8.	LING HAN	20000	20000	*	0
9.	YUE XIAO	20000	20000	*	0
10.	GUANGMING ZOU	20000	20000	*	0
11.	BING HAN	20000	20000	*	0
12.	JIA CUI	20000	20000	*	0
13.	GUOQING XU	40000	40000	*	0
14.	WEI HAN	40000	40000	*	0
15.	FUAN HAN	40000	40000	*	0
16.	YUNXIA DONG	40000	40000	*	0
17.	YONG CHEN	20000	20000	*	0
18.	CHENG CHEN	40000	40000	*	0
19.	FAN FENG	20000	20000	*	0
20.	YING HAN	40000	40000	*	0
21.	XINQI WANG	20000	20000	*	0
22.	LISHA GAO	40000	40000	*	0
23.	LIHUI ZHU	40000	40000	*	0
24.	SHAN JIANG	40000	40000	*	0
25.	YING MA	40000	40000	*	0
26.	QIONG WU	20000	20000	*	0
27.	HONG JIANG	20000	20000	*	0
28.	TIN LI-FENG	20000	20000	*	0
29.	YONGXU FENG	40000	40000	*	0
30.	MEI HAN	40000	40000	*	0
31.	YIDAN LIU	20000	20000	*	0
32.	XINYA WANG	40000	40000	*	0
_______
* Less than 1%

1) Assumes all of the shares of common stock offered are sold and, 51,000,000 common shares are issued and outstanding.

2) Beneficial ownership is determined in accordance with SEC rules and generally includes voting or investment power with respect to securities.

There are no agreements between the company and any selling shareholder pursuant to which the shares subject to this registration statement were issued.

None of the selling shareholders or their beneficial owners other than disclosed elsewhere in this Registration statement:

-	has had a material relationship with us other than as a shareholder at any time within the past three years; or
-	has ever been one of our officers or directors or an officer or director of our predecessors or affiliates; or
-	are broker-dealers or affiliated with broker-dealers.

PLAN OF DISTRIBUTION

The selling security holders may sell some or all of their shares at a fixed price of $.02 per share. Prior to being quoted on the OTC Bulletin Board, shareholders may sell their shares in private transactions to other individuals. Although our common stock is not listed on a public exchange, we will be filing to obtain a quotation on the OTCBB concurrently with the filing of this prospectus. In order to be quoted on the OTC Bulletin Board, a market maker must file an application on our behalf in order to make a market for our common stock. There can be no assurance that a market maker will agree to file the necessary documents with FINRA, which operates the OTC Bulletin Board, nor can there be any assurance that such an application for quotation will be approved. However, sales by selling security holder must be made at the fixed price of $.02 for the duration of the offering.

Once a market has developed for our common stock, the shares may be sold or distributed from time to time by the selling stockholders, who may not be deemed to be underwriters, directly to one or more purchasers or through brokers or dealers who act solely as agents, at fixed prices of $.02 for the duration of the offering. The distribution of the shares may be effected in one or more of the following methods:

·	ordinary brokers transactions, which may include long or short sales;
·	transactions involving cross or block trades on any securities or market where our common stock is trading, market where our common stock is trading;
·	through direct sales to purchasers or sales effected through agents;
·	through transactions in options, swaps or other derivatives (whether exchange listed or otherwise); or
·	any combination of the foregoing;

In addition, the selling stockholders may enter into hedging transactions with broker-dealers who may engage in short sales, if short sales were permitted, of shares in the course of hedging the positions they assume with the selling stockholders. The selling stockholders may also enter into option or other transactions with broker-dealers that require the delivery by such broker-dealers of the shares, which shares may be resold thereafter pursuant to this prospectus.  None of the selling security holders are broker-dealers or affiliates of broker dealers.

We will advise the selling security holders that the anti-manipulation rules of Regulation M under the Exchange Act may apply to sales of shares in the market and to the activities of the selling security holders and their affiliates. In addition, we will make copies of this prospectus (as it may be supplemented or amended from time to time) available to the selling security holders for the purpose of satisfying the prospectus delivery requirements of the Securities Act. The selling security holders may indemnify any broker-dealer that participates in transactions involving the sale of the shares against certain liabilities, including liabilities arising under the Securities Act.

Brokers, dealers, or agents participating in the distribution of the shares may receive compensation in the form of discounts, concessions or commissions from the selling stockholders and/or the purchasers of shares for whom such broker-dealers may act as agent or to whom they may sell as principal, or both (which compensation as to a particular broker-dealer may be in excess of customary commissions). Neither the selling stockholders nor we can presently estimate the amount of such compensation. We know of no existing arrangements between the selling stockholders and any other stockholder, broker, dealer or agent relating to the sale or distribution of the shares. We will not receive any proceeds from the sale of the shares of the selling security holders pursuant to this prospectus. We have agreed to bear the expenses of the registration of the shares, including legal and accounting fees, and such expenses are estimated to be approximately $35,000.

Notwithstanding anything set forth herein, no FINRA member will charge commissions that exceed 8% of the total proceeds of the offering.

DESCRIPTION OF SECURITIES TO BE REGISTERED

General

We are authorized to issue an aggregate number of 75,000,000 shares of capital stock, $0.001 par value per share.

Common Stock

We are authorized to issue 75,000,000 shares of common stock, $0.001 par value per share. Currently we have 51,000,000 shares of common stock issued and outstanding.

Each share of common stock shall have one (1) vote per share for all purpose. Our common stock does not provide a preemptive, subscription or conversion rights and there are no redemption or sinking fund provisions or rights. Our common stock holders are not entitled to cumulative voting for election of Board of Directors.

COMMON STOCK

The Company has 75,000,000 shares of $0.001 par value common stock authorized.

During the period ended October 31, 2011, the Company issued 1,000,000 shares of common stock at $0.01 per share for total cash proceeds of $10,000.

Additionally, the founders of the company purchased 50,000,000 shares at $0.001 per share in exchange for a stock subscription receivable of $50,000.  As of October 31, 2011, $13,799 had been collected with the balance of $36,201 still outstanding. We anticipate the balance of $36,201 to be paid by the end of June 2012.

As of April 5, 2012 there were 51,000,000 shares of common stock issued and outstanding.

Preferred Stock

Currently we have no shares of preferred stock issued and outstanding.

Dividends

We have not paid any cash dividends to our shareholders. The declaration of any future cash dividends is at the discretion of our board of directors and depends upon our earnings, if any, our capital requirements and financial position, our general economic conditions, and other pertinent conditions. It is our present intention not to pay any cash dividends in the foreseeable future, but rather to reinvest earnings, if any, in our business operations.

Warrants

There are no outstanding warrants to purchase our securities.

Options

There are no outstanding options to purchase our securities.

Transfer Agent and Registrar

Currently we do not have a stock transfer agent. We intend to engage a transfer agent in the near future.

INTERESTS OF NAMED EXPERTS AND COUNSEL

No expert or counsel named in this prospectus as having prepared or certified any part of this prospectus or having given an opinion upon the validity of the securities being registered or upon other legal matters in connection with the registration or offering of the common stock was employed on a contingency basis, or had, or is to receive, in connection with the offering, a substantial interest, direct or indirect, in the registrant or any of its parents or subsidiaries. Nor was any such person connected with the registrant or any of its parents or subsidiaries as a promoter, managing or principal underwriter, voting trustee, director, officer, or employee.

Novi & Wilkin Attorney-At-Law has passed on the validity of the common stock being offered pursuant to this registration statement.

The financial statements included in this prospectus and the registration statement have been audited by SILBERSTEIN UNGAR to the extent and for the periods set forth in their report appearing elsewhere herein and in the registration statement, and are included in reliance upon such report given upon the authority of said firm as experts in auditing and accounting.

Information about the Registrant

DESCRIPTION OF BUSINESS

Nature of Business

Lucy’s Water World, Inc. (‘Lucy’s” or “the Company”) was incorporated under the laws of the State of Nevada, U.S. on September 14, 2011. The Company has a suite of swimming programs, "Baby Swimming with Lucy", "Toddler Swimming with Lucy" and "Kids Swimming with Lucy" to teach baby and kids swimming in China initially, and expand internationally. The Company plans to license and copyright its swimming programs to other swimming schools and business partners such as Beyo.Beyo is a leading infant swimming center provider in China. The Company plans to train and qualify swimming teachers to teach baby and kids swimming. Our operations and products being offered in China have been successful to this point We have about 150 kids (students) signed up for the program. We will continue to implement our plan for our business going forward.

The Company will not voluntarily send an annual report to shareholders. The Company will file reports with the Securities and Exchange Commission and the public may read a copy of any materials we file with the Commission. You may obtain copies of these reports directly from us or from the SEC at the SEC’s Public Reference Room at 100 F. Street, N.E. Washington, D.C. 20549, and you may obtain information about obtaining access to the Reference Room by calling the SEC at 1-800-SEC-0330. In addition, the SEC maintains information for electronic filers at its website http://www.sec.gov.

Products and Services Offered

The Company has a suite of swimming programs, "Baby Swimming with Lucy", "Toddler Swimming with Lucy" and "Kids Swimming with Lucy" to teach baby and kids swimming in China initially, and expand internationally. The Company plans to license and copyright its swimming programs to other swimming schools and business partners. The Company plans to train and qualify swimming teachers to teach baby and kids swimming.

Lucy’s WaterWorld Course Objective

Toddler Course (Age 1-3)

According to Toddler Swimming with Lucy, the course is divided into four (4) levels: Gold fish, Sea horse, Octopus and Frog. Each level has 12 lessons that correspond with 12 different training themes. Each lesson is 40 minute long.

Level-1 Gold fish (12 lessons)

Teach toddler the basic swimming posture, the objective is to teach parents how to use aide correctly to help toddler learn to swim, coordination training throughout the level and Water safety awareness and ability training.

Level-2 Sea horse (12 lessons)

Next level up, improve in coordination and balance, able to use float swim forward, most toddlers are unstable when comes to diving, parent and teacher need more patience and caring to help toddler overcome it. After the toddler has passed this level, it will show a major improvement when comes to independent swimming.

Level-3 Octopus (12 lessons)

Difference in age have different outcomes in according to toddler’s body development. Uniformly, toddler showing total self-confidence in the water, ability to use arms and legs to swim independently, swim longer in distance, ability to finish a difficult task, develop self-rescue awareness ability.

Level-4 Frog (12 lessons)

Increase swimming ability with breathing, able to swim independently in the water, swim longer in distance, learning 2nd swimming posture.

Kids Course (Age 4-8)

According to Kids Swimming with Lucy, the course is divided into six (6) levels: Penguin, Seal, Sea lion, Dolphin, Shark and Sailfish. Each level has 12 lessons that correspond with 12 different training themes. Each lesson is 40 minute long.

Level-1 Penguin (12 lessons)

Water self-confidence training, diving, use float to swim independently, show balance when independent swimming, pool side regulation and fun. Develop safety awareness and ability.

Level-2 Seal (12 lessons)

Swim forward with arms and legs in coordination, improve in movement to swim longer in distance, cardiopulmonary function and endurance training, power and agility training, learning basic competitive skill.

Level-3 Sea lion (12 lessons)

Ability to swim long distance, breath more freely, learning 2nd swimming posture and learning various competitive skills.

Level-4 Dolphin

2nd swimming posture training with facility, learning 3rd swimming posture and other swimming postures in the water.

Level-5 Shark

Rectification of three (3) swimming postures and movement training, swim long distance.

Level-6 Sailfish

swim faster and smoothly, alternating between swimming posture’s, water explosiveness training, and comprehensive training.

The programs are sold as packages of 12 lessons for $568 or 24 Lessons for $1,136 or 36 lessons for $1,704 and all fees are pre-paid.  The company will also have a “referral fee” for those current clients of LWW who refer new clients.  The fee will consist of an 8% discount or one free lesson for their next season.

We are a development stage company that plans to develop a number of Lucy’s WaterWorld throughout China

We hope to develop, build and operate a number of Lucy’s WaterWorld (LWW) locations throughout China initially.  The company will offer its services thru a number of 5-star hotels and resorts such as Wuzhou Crowne Plaza Hotel, the Sun City Olympus Club & Resort and Aomai Fitness Center.

Our target market

Our target market is children six and under.  LWW will visit pre-school and day-care centers throughout the area introducing the parents and children to pool safety at the same time promoting its swimming program to the families.

Our website is www.lucyww.com and is currently under construction and as discussed above we hope it will be operational within 60 days of the effectiveness of this registration statement.

Marketing and Sales

Our initial marketing efforts will be geared to drive prospective clients to our web site www.lucyww.com when operational. We plan to use social media vehicles such as Twitter and Facebook to generate awareness of our web site. We expect to engage prospective clients through promoting our website and responding to requests for information. Eventually, we expect to use broader based email marketing to generate a much larger number of sales leads that will be followed up with a personal exchange, via email or telephone but there is no guarantee this would be successful.

Competition

Significant competition in the instruction market for children could force us to reduce prices or lose market share. We will compete directly with other instructional programs and indirectly with all other types of recreational facilities and forms of entertainment. All of these industries and the companies therein compete for the public's limited leisure time and limited disposable income. To compete successfully, we may be required to reduce prices, increase our operating costs or take other measures that could have an adverse effect on our financial condition, results of operations, margins and cash flow. Certain of our existing competitors and potential competitors are larger and have substantially greater financial, marketing and other resources than we do.

Employees

As of February 22, 2012, the Company has 5 full time employees. Four of these employees are qualified swimming teachers  and have full certification to teach swimming in China.  The Company expects to hire more swimming teachers in coming months, certified swimming coach and a certified life guard.

DESCRIPTION OF PROPERTY

No. 39，Shuangyu St，Houshayu，Shunyi District，Arcadia Villa #707，Beijing，China 101318
The property is owned by Xu Liang（founder. This office space is provided by management at no cost and there is no written agreement or lease.

LEGAL PROCEEDINGS

From time to time, we may become involved in various lawsuits and legal proceedings, which arise, in the ordinary course of business. However, litigation is subject to inherent uncertainties, and an adverse result in these or other matters may arise from time to time that may harm our business. We are currently not aware of any such legal proceedings or claims that we believe will have a material adverse effect on our business, financial condition or operating results.

Pursuant to Item 401 (f) of Regulation S-K there are no events that occurred during the past ten (10) years that are material to an evaluation of the ability or integrity of any director, person nominated to become a director or executive officer of the registrant:

No petition under the Federal bankruptcy laws or any state insolvency law was filed by or against, or a receiver, fiscal agent or similar officer was appointed by a court for the business or property of such person, or any partnership in which he was a general partner at or within two years before the time of such filing, or any corporation or business association of which he was an executive officer at or within two years before the time of such filing;

Such person has not been convicted in a criminal proceeding and is not named subject of a pending criminal proceeding

Such person was not the subject of any order, judgment, or decree, not subsequently reversed, suspended or vacated, of any court of competent jurisdiction, permanently or temporarily enjoining him from, or otherwise limiting, the following activities:

o	Acting as a futures commission merchant, introducing broker, commodity trading advisor, commodity pool operator, floor broker, leverage transaction merchant, any other person regulated by the Commodity Futures Trading Commission, or an associated person of any of the foregoing, or as an investment adviser, underwriter, broker or dealer in securities, or as an affiliated person, director or employee of any investment company, bank, savings and loan association or insurance company, or engaging in or continuing any conduct or practice in connection with such activity;

o	Engaging in any type of business practice; or

o	Engaging in any activity in connection with the purchase or sale of any security or commodity or in connection with any violation of Federal or State securities laws or Federal commodities laws;

Such person was not the subject of any order, judgment or decree, not subsequently reversed, suspended or vacated, of any Federal or State authority barring, suspending or otherwise limiting for more than 60 days the right of such person to engage in any activity described in Regulation S-K, Item 401 paragraph (f)(3)(i) entitled Involvement in Certain Legal Proceedings , or to be associated with persons engaged in any such activity;

Such person was not found by a court of competent jurisdiction in a civil action or by the Commission to have violated any Federal or State securities law, and the judgment in such civil action or finding by the Commission has not been subsequently reversed, suspended, or vacated;

Such person was not found by a court of competent jurisdiction in a civil action or by the Commodity Futures Trading Commission to have violated any Federal commodities law, and the judgment in such civil action or finding by the Commodity Futures Trading Commission has not been subsequently reversed, suspended or vacated;

Such person was not the subject of, or a party to, any Federal or State judicial or administrative order, judgment, decree, or finding, not subsequently reversed, suspended or vacated, relating to an alleged violation of:

o	Any Federal or State securities or commodities law or regulation; or

o
Any law or regulation respecting financial institutions or insurance companies including, but not limited to, a temporary or permanent injunction, order of disgorgement or restitution, civil money penalty or temporary or permanent cease-and-desist order, or removal or prohibition order; or

o	Any law or regulation prohibiting mail or wire fraud or fraud in connection with any business entity; or

Such person was not the subject of, or a party to, any sanction or order, not subsequently reversed, suspended or vacated, of any self-regulatory organization (as defined in Section 3(a)(26) of the Exchange Act (15 U.S.C. 78c(a)(26))), any registered entity (as defined in Section 1(a)(29) of the Commodity Exchange Act (7 U.S.C. 1(a)(29))), or any equivalent exchange, association, entity or organization that has disciplinary authority over its members or persons associated with a member.

MARKET FOR COMMON EQUITY AND RELATED STOCKHOLDER MATTERS

There is presently no public market for our shares of common stock. We anticipate applying for quoting of our common stock on the OTCBB upon the effectiveness of the registration statement of which this prospectus forms apart. However, we can provide no assurance that our shares of common stock will be quoted on the OTCBB or, if quoted, that a public market will materialize.

If our common stock becomes tradable in the secondary market, we will be subject to the penny stock rules adopted by the Securities and Exchange Commission that require brokers to provide extensive disclosure to their customers prior to executing trades in penny stocks. These disclosure requirements may cause a reduction in the trading activity of our common stock, which in all likelihood would make it difficult for our shareholders to sell their securities.

Penny stocks generally are equity securities with a price of less than $5.00 (other than securities registered on certain national securities exchanges or quoted on the NASDAQ system). Penny stock rules require a broker-dealer, prior to a transaction in a penny stock not otherwise exempt from the rules, to deliver a standardized risk disclosure document that provides information about penny stocks and the risks in the penny stock market. The broker-dealer also must provide the customer with current bid and offer quotations for the penny stock, the compensation of the broker-dealer and its salesperson in the transaction, and monthly account statements showing the market value of each penny stock held in the customer’s account. The broker-dealer must also make a special written determination that the penny stock is a suitable investment for the purchaser and receive the purchaser’s written agreement to the transaction. These requirements may have the effect of reducing the level of trading activity, if any, in the secondary market for a security that becomes subject to the penny stock rules. The additional burdens imposed upon broker-dealers by such requirements may discourage broker-dealers from effecting transactions in our securities, which could severely limit the market price and liquidity of our securities. These requirements may restrict the ability of broker-dealers to sell our common stock and may affect your ability to resell our common stock.

Holders of Capital Stock

As of April 5, 2012 we have 34 holders of our common stock.

Rule 144 Shares

As of the date of this registration statement, we do not have any shares of our common stock that are currently available for sale to the public in accordance with the volume and trading limitations (applicable only to affiliates) of Rule 144.

In general, under Rule 144 as currently in effect, a person who has beneficially owned shares of a company’s Common Stock for at least one year is entitled to sell within any three month period a number of shares that does not exceed 1% of the number of shares of the company’s Common Stock then outstanding which, in our case, would equal approximately 510,000 shares of our Common Stock as of the date of this prospectus.

Sales under Rule 144 are also subject to manner of sale provisions and notice requirements and to the availability of current public information about the company. Under Rule 144(k), a person who is not one of the company’s affiliates at any time during the three months preceding a sale, and who has beneficially owned the shares proposed to be sold for at least one year, is entitled to sell shares without complying with the manner of sale, public information, volume limitation or notice provisions of Rule 144.

Stock Option Grants

We do not have any stock option plans.

Registration Rights

We have not granted registration rights to the selling shareholders or to any other persons.

LUCY’S WATER WORLD INC

(A DEVELOPMENT STAGE COMPANY)

MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION

AND RESULT OF OPERATIONS

The following plan of operation provides information which management believes is relevant to an assessment and understanding of our results of operations and financial condition. The discussion should be read along with our financial statements and notes thereto. This section includes a number of forward-looking statements that reflect our current views with respect to future events and financial performance. Forward-looking statements are often identified by words like believe, expect, estimate, anticipate, intend, project and similar expressions, or words which, by their nature, refer to future events. You should not place undue certainty on these forward-looking statements. These forward-looking statements are subject to certain risks and uncertainties that could cause actual results to differ materially from our predictions.

Limited Operating History

We have generated no independent financial history and have not previously demonstrated that we will be able to expand our business. Our business is subject to risks inherent in growing an enterprise, including limited capital resources and possible rejection of our business model and/or sales methods.

We will elect to take advantage of the extended transition period for complying with new or revised accounting standards under section 102(b)(1)

This election allows us to delay the adoption of new or revised accounting standards that have different effective dates for public and private companies until those standards apply to private companies.  As a result of this election our financial statements may not be comparable to companies that comply with public company effective dates.

For the period ended January 31, 2012

Results of Operations

For the period ended January 21, 2012, we have no revenue. Operating Expenses for the period ended January 31, 2012, totaled $1773 resulting in a loss of $1,773.

Capital Resources and Liquidity

As of January 31, 2012, we had $8,955 cash on hand.

Based upon the above, we believe that we do not have enough cash to support our daily operations while we are attempting to commence operations and produce revenues. However, if we are unable to satisfy our cash requirements we may be unable to proceed with our plan of operations. We do not anticipate the purchase or sale of any significant equipment. We also do not expect any significant additions to the number of employees.

We anticipate that depending on market conditions and our plan of operations, we may incur operating losses in the foreseeable future. Therefore, our auditors have raised substantial doubt about our ability to continue as a going concern.

Our liquidity may be negatively impacted by the significant costs associated with our public company reporting requirements, costs associated with newly applicable corporate governance requirements, including requirements under the Sarbanes-Oxley Act of 2002 and other rules implemented by the Securities and Exchange Commission. We expect all of these applicable rules and regulations to significantly increase our legal and financial compliance costs and to make some activities more time consuming and costly.

Off-Balance Sheet Arrangements

We have no off-balance sheet arrangements.

CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS ON ACCOUNTING AND FINANCIAL DISCLOSURE

There have been no changes in or disagreements with accountants on accounting or financial disclosure matters.

DIRECTORS, EXECUTIVE OFFICERS, PROMOTERS AND CONTROL PERSONS

The following table sets forth the name and age of our officers and directors as of December 5, 2011. Our Executive officer is elected annually by our Board of Directors. Our executive officer holds office until he resigns, is removed by the Board, or his successor is elected and qualified.

Name	Age	Position

Corey Chiu	43	President, Principle Executive Officer, Principal Accounting Officer, Principal Financial Officer, Secretary, Director

Liang Xu (Lucy Lu)	32	Director

Set forth below is a brief description of the background and business experience of our executive officers and directors for the past five years.

Corey Chiu 43	President/CEO
2010/8 to Present	Executive Director, Beijing Aqua Lucy Technology Ltd. Co.
2006/8 to 2009/4	Vice President of Business Development for Asia, NeoMedia Technologies, Inc.
2003/9 to 2006/8	Vice President, Beijing Ray Network Technology Ltd. Co.

Corey Chiu founded Beijing Aqua Lucy Technology Ltd. Co. in August of 2010 with Lucy Xu to provide a comprehensive swimming program and to bring latest swimming teaching for baby & kids to China. Corey serves as Executive Director managing all aspects of business development, strategic planning and finance for the start-up. Corey has more than 20 years of management experience in operating a profit center for Multinational Corporations . Prior to founding Beijing Aqua Lucy Technology, Corey was the Vice President of Business Development for Asia at NeoMedia Technologies, a U.S. public listed mobile software company. Corey has also held various management positions as President and Vice President for Beijing Ray Wireless, Farstone Technology, Rainbow Technology (Taiwan) Inc., mainly in the software and telecom services industry.  Corey received B.S. in Finance from Arizona State University.

Liang Xu  (Lucy Xu)  32                     General Manager, Director

Qualifications:

▪	National Second-Class Athlete
▪	National Junior-Level Swimming Coach
▪	National Junior-Level Lifeguard
▪	STA (Swimming Teachers’ Association) Member
▪	STA (Swimming Teachers’ Association) Lifeguard
▪	STA (Swimming Teachers’ Association) Baby & Pre-School Swimming Teacher

Profile:

▪
Founded Beijing Aqua Lucy Technology to provide a comprehensive swimming program to baby & kids in China. Lucy serves as General Manager & Head Coach for the company and responsible for the daily operation and customer relations.

▪
Lucy begin swimming at age of 6, received training from the state sports school at age of 7, participated in many Liaoning Province swimming competitions and received top-ranking results. In August of 2009, Lucy completed a formal training from the STA and received certifications for Lifesaving & Pool Safety and Swimming Teaching for baby & Pre-School.

▪
Lucy is a mother of a 3-year old girl and knows perfectly well how to communicate with children, with her wealth of experience in swimming teaching and coaching which it has helped develop  the program a huge success.

Term of Office

Our directors are appointed for a one-year term to hold office until the next annual general meeting of our shareholders or until removed from office in accordance with our bylaws. Our officers are appointed by our board of directors and hold office until removed by the board

EXECUTIVE COMPENSATION

The following summary compensation table sets forth all compensation awarded to, earned by, or paid to the named executive officers paid by us from

September 14, 2011 (inception) to the period ended October 31, 2011.

SUMMARY COMPENSATION TABLE

Name and Principle Position		Year	Salary ($)	Bonus ($)	Stock Awards ($)	Option Awards ($)	Non-Equity Incentive Plan Compensation ($)	Non-Qualified Deferred Compensation Earnings ($)	All Other Compensation ($)	Totals ($)
Corey Chiu	President, Principle Executive Officer, Principal Accounting Officer, Principal Financial Officer, Secretary, Director	2011	0	0	0	0	0	0	0	0

Liang Xu, Director		2011	0	0	0	0	0	0	0	0

Option Grants Table There was no individual grants of stock options to purchase our common stock made to the executive officers named in the Summary Compensation Table for the period from inception through October 31, 2011.

Aggregated Option Exercises and Fiscal Year-End Option Value Table There were no stock options exercised during period ending October 31, 2011 by the executive officers named in the Summary Compensation Table.

Long-Term Incentive Plan (“LTIP”) Awards Table There were no awards made to a named executive officers in the last completed fiscal year under any LTIP

Compensation of Directors

Directors are permitted to receive fixed fees and other compensation for their services as directors. The Board of Directors has the authority to fix the compensation of directors. No amounts have been paid to, or accrued to, directors in such capacity.  None of our Directors is independent

Employment Agreements

Currently, we do not have an employment agreement in place with our officers and directors.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table provides the names and addresses of each person known to us to own more than 5% of our outstanding shares of common stock as of March 20, 2012 and by the officers and directors, individually and as a group. Except as otherwise indicated, all shares are owned directly and the shareholders listed possesses sole voting and investment power with respect to the shares shown.

Title of Class	Name of Beneficial Owner	Number of Shares Beneficially Owned	Percent of Class (1)
Common	Corey Chiu	30,000,000	58.8%
Common	Liang Xu	20,000,000	39.2%
	All Executive Officers and Directors as a group	50,000,000	98%
_____
(1) Based on 51,000,000 shares of common stock outstanding as of March 9, 2012.

TRANSACTIONS WITH RELATED PERSONS, PROMOTERS AND CERTAIN CONTROL PERSONS

The Company has 75,000,000 shares of $0.001 par value common stock authorized.

During the period ended October 31, 2011, the Company issued 1,000,000 shares of common stock at $0.01 per share for total cash proceeds of $10,000.

Additionally, the founders of the company purchased 50,000,000 shares at $0.001 per share in exchange for a stock subscription receivable of $50,000.  As of January 31, 2012, $13,799 had been collected with the balance of $36,201 still outstanding.

As of January 31, 2012 there were 51,000,000 shares of common stock issued and outstanding.

ITEM 12A DISCLOSURE OF COMMISSION POSITION ON INDEMNIFICATION OF SECURITIES ACT LIABILITIES

Our directors and officers are indemnified as provided by the Nevada corporate law and our Bylaws. We have agreed to indemnify each of our directors and certain officers against certain liabilities, including liabilities under the Securities Act of 1933. Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to our directors, officers and controlling persons pursuant to the provisions described above, or otherwise, we have been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than our payment of expenses incurred or paid by our director, officer or controlling person in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, we will, unless in the opinion of our counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

We have been advised that in the opinion of the Securities and Exchange Commission indemnification for liabilities arising under the Securities Act is against public policy as expressed in the Securities Act, and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities is asserted by one of our directors, officers, or controlling persons in connection with the securities being registered, we will, unless in the opinion of our legal counsel the matter has been settled by controlling precedent, submit the question of whether such indemnification is against public policy to a court of appropriate jurisdiction. We will then be governed by the court’s decision.

LUCY’S WATER WORLD, INC.

(A DEVELOPMENT STAGE COMPANY)

FINANCIAL STATEMENTS

JANUARY 31, 2012

LUCY’S WATER WORLD, INC.

(A DEVELOPMENT STAGE COMPANY)

TABLE OF CONTENTS

JANUARY 31, 2012

Balance Sheets as of January 31, 2012 and October 31, 2011 (unaudited)	F - 1

Statements of Operations for the three months ended January 31, 2012 and the period from September 14, 2011 (Date of Inception) to January 31, 2012 (unaudited)	F - 2

Statement of Stockholders’ Equity as of January 31, 2012 (unaudited)	F - 3

Statement of Cash Flows for three months ended January 31, 2012 and the period from September 14, 2011 (Date of Inception) to January 31, 2012 (unaudited)	F - 4

Notes to Financial Statements	F - 5 – F - 8

LUCY’S WATER WORLD, INC.
(A DEVELOPMENT STAGE COMPANY)
BALANCE SHEETS (unaudited)

AS OF JANUARY 31, 2012 AND OCTOBER 31, 2011

	January 31, 2012	October 31, 2011
ASSETS
Current Assets
Cash and equivalents	$8,955	$3,989
Stock subscription receivable	0	6,000
Total Current Assets	8,955	9,989

TOTAL ASSETS	$8,955	$9,989

LIABILITIES AND STOCKHOLDERS’ EQUITY
Liabilities
Current Liabilities
Accrued expenses	$739	$0
Due to officer	0	0
Total Liabilities	739	0

Stockholders’ Equity
Common Stock, $.001 par value, 75,000,000 shares authorized, 51,000,000 shares issued and outstanding	51,000	51,000
Additional paid-in capital	9,000	9,000
Stock subscription receivable	(36,201)	(36,201)
Deficit accumulated during the development stage	(15,583)	(13,810)
Total Stockholders’ Equity	8,216	9,989

TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$8,955	$9,989

See accompanying notes to financial statements.

LUCY’S WATER WORLD, INC.
 (A DEVELOPMENT STAGE COMPANY)
STATEMENTS OF OPERATIONS (unaudited)

THREE MONTHS ENDED JANUARY 31, 2012 AND

PERIOD FROM SEPTEMBER 14, 2011 (INCEPTION) TO JANUARY 31, 2012

	Three Months ended January 31, 2012	Period from September 14, 2011 (inception) to January 31, 2012
REVENUES	$0	$0

EXPENSES
Professional fees	600	14,370
General and administrative	1,173	1,213
TOTAL EXPENSES	1,773	15,583

LOSS FROM OPERATIONS	(1,773)	(15,583)

PROVISION FOR INCOME TAXES	0	0

NET LOSS	$(1,773)	$(15,583)

NET LOSS PER SHARE: BASIC AND DILUTED	$(0.00)

WEIGHTED AVERAGE NUMBER OF SHARES OUTSTANDING: BASIC AND DILUTED	51,000,000

See accompanying notes to financial statements.

LUCY’S WATER WORLD, INC.
 (A DEVELOPMENT STAGE COMPANY)
STATEMENT OF STOCKHOLDERS’ EQUITY (unaudited)

PERIOD FROM SEPTEMBER 14, 2011 (INCEPTION) TO JANUARY 31, 2012

	Common Stock		Additional paid-in	Stock subscription	Deficit accumulated during the development
	Shares	Amount	capital	receivable	stage	Total

Inception, September 14, 2011	0	$0	$0	$0	$0	$0

Founder shares issued at $0.001 per share	50,000,000	50,000	0	(36,201)	-	13,799

Shares issued for cash at $0.01 per share	1,000,000	1,000	9,000	-	-	10,000

Net loss for the period ended October 31, 2011	-	-	-	-	(13,810)	(13,810)

Balance, October 31, 2011	51,000,000	51,000	9,000	(36,201)	(13,810)	9,989

Net loss for the three months ended January 31, 2012	-	-	-	-	(1,773)	(1,773)

Balance, January 31, 2012	51,000,000	$51,000	$9,000	$(36,201)	$(15,583)	$8,216

See accompanying notes to financial statements.

LUCY’S WATER WORLD, INC.
(A DEVELOPMENT STAGE COMPANY)
STATEMENTS OF CASH FLOWS

THREE MONTHS ENDED JANUARY 31, 2012 AND

PERIOD FROM SEPTEMBER 14, 2011 (INCEPTION) TO JANUARY 31, 2012

	Three Months ended January 31, 2012	Period from September 14, 2011 (inception) to January 31, 2012
CASH FLOWS FROM OPERATING ACTIVITIES
Net loss for the period	$(1,773)	$(15,583)
Changes in assets and liabilities:
Increase in accrued expenses	739	739
NET CASH USED BY OPERATING ACTIVITIES	(1,034)	(14,844)

CASH FLOWS FROM FINANCING ACTIVITIES
Proceeds from issuance of common stock	0	10,000
Collection of stock subscription receivable	6,000	13,799
NET CASH PROVIDED BY FINANCING ACTIVITIES	6,000	23,799

NET INCREASE IN CASH	4,966	8,955

Cash, beginning of period	3,989	0
Cash, end of period	$8,955	$8,955

SUPPLEMENTAL CASH FLOW INFORMATION:
Cash paid for interest	$0	$0
Cash paid for income taxes	$0	$0

SUPPLEMENTAL NON-CASH INVESTING AND FINANCING DISCLOSURES:
Common stock issued to founders for stock subscription receivable recorded as equity	$0	$50,000

See accompanying notes to financial statements.

LUCY’S WATER WORLD, INC.
(A DEVELOPMENT STAGE COMPANY)
NOTES TO THE FINANCIAL STATEMENTS

JANUARY 31, 2012

NOTE 1 – SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Nature of Business

Lucy’s Water World, Inc. (‘Lucy’s” or “the Company”) was incorporated under the laws of the State of Nevada, U.S. on September 14, 2011. The Company has a suite of copyrighted swimming programs, "Baby Swimming with Lucy", "Toddler Swimming with Lucy" and "Kids Swimming with Lucy" to teach baby and kids swimming in China initially, and expand internationally. The Company plans to license its copyrighted swimming programs to other swimming schools and business partners. The Company plans to train and qualify swimming teachers to teach baby and kids swimming.

Development Stage Company
The accompanying financial statements have been prepared in accordance with generally accepted accounting principles related to development-stage companies.  A development-stage company is one in which planned principal operations have not commenced or if its operations have commenced, there has been no significant revenues there from.

Basis of Presentation
The financial statements of the Company have been prepared in accordance with generally accepted accounting principles in the United States of America and are presented in US dollars.

Accounting Basis

The Company uses the accrual basis of accounting and accounting principles generally accepted in the United States of America (“GAAP” accounting).  The Company has adopted an October 31 fiscal year end.

Cash and Cash Equivalents
Lucy’s considers all highly liquid investments with maturities of three months or less to be cash equivalents.  At January 31, 2012 and October 31, 2011, respectively, the Company had $8,955 and $3,989 of cash.

Fair Value of Financial Instruments
The Company’s financial instruments consist of cash and cash equivalents and stock subscriptions receivable. The carrying amount of these financial instruments approximates fair value due either to length of maturity or interest rates that approximate prevailing market rates unless otherwise disclosed in these financial statements.

Income Taxes
Income taxes are computed using the asset and liability method.  Under the asset and liability method, deferred income tax assets and liabilities are determined based on the differences between the financial reporting and tax bases of assets and liabilities and are measured using the currently enacted tax rates and laws.  A valuation allowance is provided for the amount of deferred tax assets that, based on available evidence, are not expected to be realized.
Use of Estimates
The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date the financial statements and the reported amount of revenues and expenses during the reporting period.  Actual results could differ from those estimates.

LUCY’S WATER WORLD, INC.
(A DEVELOPMENT STAGE COMPANY)
NOTES TO THE FINANCIAL STATEMENTS

JANUARY 31, 2012

NOTE 1 – SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

Revenue Recognition

The Company recognizes revenue when products are fully delivered or services have been provided and collection is reasonably assured.

Basic Income (Loss) Per Share

Basic income (loss) per share is calculated by dividing the Company’s net loss applicable to common shareholders by the weighted average number of common shares during the period. Diluted earnings per share is calculated by dividing the Company’s net income available to common shareholders by the diluted weighted average number of shares outstanding during the year. The diluted weighted average number of shares outstanding is the basic weighted number of shares adjusted for any potentially dilutive debt or equity. There are no such common stock equivalents outstanding as of January 31, 2012.
Stock-Based Compensation

Stock-based compensation is accounted for at fair value in accordance with ASC Topic 718.  To date, the Company has not adopted a stock option plan and has not granted any stock options.

Recent Accounting Pronouncements
Lucy’s does not expect the adoption of recently issued accounting pronouncements to have a significant impact on the Company’s results of operations, financial position or cash flow.
NOTE 2 – STOCK SUBSCRIPTION RECEIVABLE
An officer of the Company collected the stock subscriptions prior to October 31, 2011 but had not deposited them into the company bank account as of year-end. On November 8, 2011, the remaining $6,000 of investor stock subscriptions was deposited into the company bank account.
Additionally, the founders of the company purchased 50,000,000 shares at $0.001 per share in exchange for a stock subscription receivable of $50,000.  As of January 31, 2012, $13,799 had been collected with the balance of $36,201 remaining as a receivable recorded in equity.
NOTE 3 – COMMON STOCK

The Company has 75,000,000 shares of $0.001 par value common stock authorized.

During the period ended October 31, 2011, the Company issued 1,000,000 shares of common stock at $0.01 per share for total cash proceeds of $10,000.

Additionally, the founders of the company purchased 50,000,000 shares at $0.001 per share in exchange for a stock subscription receivable of $50,000.  As of January 31, 2012 and October 31, 2011, $13,799 had been collected with the balance of $36,201 still outstanding.

At January 31, 2012 and October 31, 2011 there were 51,000,000 shares of common stock issued and outstanding.

LUCY’S WATER WORLD, INC.
(A DEVELOPMENT STAGE COMPANY)
NOTES TO THE FINANCIAL STATEMENTS

JANUARY 31, 2012

NOTE 4 – COMMITMENTS AND CONTINGENCIES

The Company neither owns nor leases any real or personal property. An officer has provided office services without charge.  There is no obligation for the officer to continue this arrangement.  Such costs are immaterial to the financial statements and accordingly are not reflected herein.  The officers and directors are involved in other business activities and most likely will become involved in other business activities in the future.

NOTE 5 – INCOME TAXES

As of January 31, 2012, the Company had net operating loss carry forwards of approximately $15,583 that may be available to reduce future years’ taxable income through 2031. Future tax benefits which may arise as a result of these losses have not been recognized in these financial statements, as their realization is determined not likely to occur and accordingly, the Company has recorded a valuation allowance for the deferred tax asset relating to these tax loss carry-forwards.

January 31, 2012
Federal income tax benefit attributable to:
Current operations	$5,298
Less: valuation allowance	(5,298)
Net provision for Federal income taxes	$0

The cumulative tax effect at the expected rate of 34% of significant items comprising our net deferred tax amount is as follows:

	January 31, 2012	October 31, 2011
Deferred tax asset attributable to:
Net operating loss carryover	$603	$4,695
Less: valuation allowance	(603)	(4,695)
Net deferred tax asset	$0	$0

Due to the change in ownership provisions of the Tax Reform Act of 1986, net operating loss carry forwards of $15,583 for Federal income tax reporting purposes are subject to annual limitations. Should a change in ownership occur net operating loss carry forwards may be limited as to use in future years.

NOTE 6 – GOING CONCERN

The financial statements have been prepared on a going concern basis which assumes the Company will be able to realize its assets and discharge its liabilities in the normal course of business for the foreseeable future.  The Company has incurred losses since inception resulting in an accumulated deficit of $15,583 as of January 31, 2012 and further losses are anticipated in the development of its business raising substantial doubt about the Company’s ability to continue as a going concern.  The ability to continue as a going concern is dependent upon the Company generating profitable operations in the future and/or to obtain the necessary financing to meet its obligations and repay its liabilities arising from normal business operations when they come due. Management intends to finance operating costs over the next twelve months with existing cash on hand and loans from directors and or private placement of common stock.

LUCY’S WATER WORLD, INC.
(A DEVELOPMENT STAGE COMPANY)
NOTES TO THE FINANCIAL STATEMENTS

JANUARY 31, 2012

NOTE 7 – SUBSEQUENT EVENTS

In accordance with ASC Topic 855-10, the Company has analyzed its operations subsequent to January 31, 2012 to the date these financial statements were issued, and has determined that it does not have any material subsequent events to disclose in these financial statements other than those discussed above.

LUCY’S WATER WORLD, INC

(A DEVELOPMENT STAGE COMPANY)

FINANCIAL STATEMENTS

OCTOBER 31, 2011

LUCY’S WATER WORLD, INC

(A DEVELOPMENT STAGE COMPANY)

TABLE OF CONTENTS

OCTOBER 31, 2011

i

Silberstein Ungar, PLLC CPAs and Business Advisors

Phone (248) 203-0080
Fax (248) 281-0940
30600 Telegraph Road, Suite 2175
Bingham Farms, MI 48025-4586
www.sucpas.com

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Boards of Directors
Lucy’s Water World, Inc.
Reno, Nevada

We have audited the accompanying balance sheet of Lucy’s Water World, Inc., as of October 31, 2011, and the related statements of operations, stockholders’ equity, and cash flows for the period from September 14, 2011 (date of inception) to October 31, 2011.  These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with the standards of the Public Company Accounting Oversight Board (United States).  Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement.  The Company has determined that it is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting.  Our audit included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting.  Accordingly, we express no such opinion.  An audit includes examining on a test basis, evidence supporting the amounts and disclosures in the financial statements.  An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation.  We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Lucy’s Water World, Inc., as of October 31, 2011 and the results of its operations and cash flows for the period from September 14, 2011 (date of inception) to October 31, 2011, in conformity with accounting principles generally accepted in the United States of America.

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern.  As discussed in Note 6 to the financial statements, the Company has negative working capital, has not yet received revenue from sales of products or services, and has incurred losses from operations.  These factors raise substantial doubt about the Company’s ability to continue as a going concern.  Management’s plans with regard to these matters are described in Note 6. The accompanying financial statements do not include any adjustments that might result from the outcome of this uncertainty.

/s/ Silberstein Ungar, PLLC
Silberstein Ungar, PLLC

Bingham Farms, Michigan
November 8, 2011

LUCY’S WATER WORLD, INC.
(A DEVELOPMENT STAGE COMPANY)
BALANCE SHEET
AS OF OCTOBER 31, 2011

2011
ASSETS
Current Assets
Cash and equivalents	$3,989
Stock subscription receivable	6,000
Total Current Assets	9,989

TOTAL ASSETS	$9,989

LIABILITIES AND STOCKHOLDERS’ EQUITY
Liabilities
Current Liabilities
Accrued expenses	$0
Due to officer	0
Total Liabilities	0

Stockholders’ Equity
Common Stock, $.001 par value, 75,000,000 shares authorized, 51,000,000 shares issued and outstanding	51,000
Additional paid-in capital	9,000
Stock subscription receivable	(36,201)
Deficit accumulated during the development stage	(13,810)
Total Stockholders’ Equity	9,989

TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$9,989

See accompanying notes to financial statements.

LUCY’S WATER WORLD, INC.
(A DEVELOPMENT STAGE COMPANY)
STATEMENT OF OPERATIONS
FOR THE PERIOD FROM SEPTEMBER 14, 2011 (INCEPTION) TO OCTOBER 31, 2011

REVENUES	$0

EXPENSES
Professional fees	13,770
General and administrative	40
TOTAL EXPENSES	13,810

LOSS FROM OPERATIONS	(13,810)

PROVISION FOR INCOME TAXES	0

NET LOSS	$(13,810)

NET LOSS PER SHARE: BASIC AND DILUTED	$(0.01)

WEIGHTED AVERAGE NUMBER OF SHARES OUTSTANDING: BASIC AND DILUTED	1,598,333

See accompanying notes to financial statements.

LUCY’S WATER WORLD, INC
(A DEVELOPMENT STAGE COMPANY)
STATEMENT OF STOCKHOLDERS’ EQUITY
PERIOD FROM SEPTEMBER 14, 2011 (INCEPTION) TO OCTOBER 31, 2011

	Common Stock		Additional paid-in	Stock subscription	Deficit accumulated during the development
	Shares	Amount	capital	receivable	stage	Total

Inception, September 14, 2011	0	$0	$0	$0	$0	$0

Founder shares issued at $0.001 per share	50,000,000	50,000	0	(36,201)	-	13,799

Shares issued for cash at $0.01 per share	1,000,000	1,000	9,000	-	-	10,000

Net loss for the period ended October 31, 2011	-	-	-	-	(13,810)	(13,810)

Balance, October 31, 2011	51,000,000	$51,000	$9,000	$(36,201)	$(13,810)	$9,989

See accompanying notes to financial statements.

LUCY’S WATER WORLD, INC.
(A DEVELOPMENT STAGE COMPANY)
STATEMENT OF CASH FLOWS
PERIOD FROM SEPTEMBER 14, 2011 (INCEPTION) TO OCTOBER 31, 2011

CASH FLOWS FROM OPERATING ACTIVITIES
Net loss for the period	$(13,810)
Change in non-cash working capital items:
(Increase) in stock subscription receivable	(6,000)
Changes in assets and liabilities:
NET CASH USED BY OPERATING ACTIVITIES	(19,810)

CASH FLOWS FROM FINANCING ACTIVITIES
Proceeds from issuance of common stock	10,000
Collection of stock subscription receivable	13,799
NET CASH PROVIDED BY FINANCING ACTIVITIES	23,799

NET INCREASE IN CASH	3,989

Cash, beginning of period	0
Cash, end of period	$3,989

SUPPLEMENTAL CASH FLOW INFORMATION:
Cash paid for interest	$0
Cash paid for income taxes	$0

SUPPLEMENTAL NON-CASH INVESTING AND FINANCING DISCLOSURES:
Common stock issued to founders for stock subscription receivable recorded as equity	$50,000

See accompanying notes to financial statements.

LUCY’S WATER WORLD, INC
(A DEVELOPMENT STAGE COMPANY)
NOTES TO THE FINANCIAL STATEMENTS
OCTOBER 31, 2011

NOTE 1 – SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Nature of Business

Lucy’s Water World, Inc. (‘Lucy’s” or “the Company”) was incorporated under the laws of the State of Nevada, U.S. on September 14, 2011. The Company has a suite of copyrighted swimming programs, "Baby Swimming with Lucy", "Toddler Swimming with Lucy" and "Kids Swimming with Lucy" to teach baby and kids swimming in China initially, and expand internationally. The Company plans to license its copyrighted swimming programs to other swimming schools and business partners. The Company plans to train and qualify swimming teachers to teach baby and kids swimming.

Development Stage Company

The accompanying financial statements have been prepared in accordance with generally accepted accounting principles related to development-stage companies.  A development-stage company is one in which planned principal operations have not commenced or if its operations have commenced, there has been no significant revenues there from.

Basis of Presentation

The financial statements of the Company have been prepared in accordance with generally accepted accounting principles in the United States of America and are presented in US dollars.

Accounting Basis

The Company uses the accrual basis of accounting and accounting principles generally accepted in the United States of America (“GAAP” accounting).  The Company has adopted an October 31 fiscal year end.

Cash and Cash Equivalents

Lucy’s considers all highly liquid investments with maturities of three months or less to be cash equivalents.  At October 31, 2011, the Company had $3,989 of cash.

Fair Value of Financial Instruments

The Company’s financial instruments consist of cash and cash equivalents and stock subscriptions receivable. The carrying amount of these financial instruments approximates fair value due either to length of maturity or interest rates that approximate prevailing market rates unless otherwise disclosed in these financial statements.

Income Taxes

Income taxes are computed using the asset and liability method.  Under the asset and liability method, deferred income tax assets and liabilities are determined based on the differences between the financial reporting and tax bases of assets and liabilities and are measured using the currently enacted tax rates and laws.  A valuation allowance is provided for the amount of deferred tax assets that, based on available evidence, are not expected to be realized.

Use of Estimates

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date the financial statements and the reported amount of revenues and expenses during the reporting period.  Actual results could differ from those estimates.

LUCY’S WATER WORLD, INC.
(A DEVELOPMENT STAGE COMPANY)
NOTES TO THE FINANCIAL STATEMENTS
OCTOBER 31, 2011

NOTE 1 – SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

Revenue Recognition

The Company recognizes revenue when products are fully delivered or services have been provided and collection is reasonably assured.

Basic Income (Loss) Per Share

Basic income (loss) per share is calculated by dividing the Company’s net loss applicable to common shareholders by the weighted average number of common shares during the period. Diluted earnings per share is calculated by dividing the Company’s net income available to common shareholders by the diluted weighted average number of shares outstanding during the year. The diluted weighted average number of shares outstanding is the basic weighted number of shares adjusted for any potentially dilutive debt or equity. There are no such common stock equivalents outstanding as of October 31, 2011.

Stock-Based Compensation

Stock-based compensation is accounted for at fair value in accordance with ASC Topic 718.  To date, the Company has not adopted a stock option plan and has not granted any stock options.

Recent Accounting Pronouncements

Lucy’s does not expect the adoption of recently issued accounting pronouncements to have a significant impact on the Company’s results of operations, financial position or cash flow.

NOTE 2 – STOCK SUBSCRIPTION RECEIVABLE

An officer of the Company collected the stock subscriptions prior to October 31, 2011 but had not deposited them into the company bank account as of year-end. On November 8, 2011, the remaining $6,000 of investor stock subscriptions was deposited into the company bank account.

Additionally, the founders of the company purchased 50,000,000 shares at $0.001 per share in exchange for a stock subscription receivable of $50,000.  As of October 31, 2011, $13,799 had been collected with the balance of $36,201 remaining as a receivable recorded in equity.

NOTE 3 – COMMON STOCK

The Company has 75,000,000 shares of $0.001 par value common stock authorized.

During the period ended October 31, 2011, the Company issued 1,000,000 shares of common stock at $0.01 per share for total cash proceeds of $10,000.

Additionally, the founders of the company purchased 50,000,000 shares at $0.001 per share in exchange for a stock subscription receivable of $50,000.  As of October 31, 2011, $13,799 had been collected with the balance of $36,201 still outstanding.

As of October 31, 2011 there were 51,000,000 shares of common stock issued and outstanding.

LUCY’S WATER WORLD, INC.
(A DEVELOPMENT STAGE COMPANY)
NOTES TO THE FINANCIAL STATEMENTS
OCTOBER 31, 2011

NOTE 4 – COMMITMENTS AND CONTINGENCIES

The Company neither owns nor leases any real or personal property. An officer has provided office services without charge.  There is no obligation for the officer to continue this arrangement.  Such costs are immaterial to the financial statements and accordingly are not reflected herein.  The officers and directors are involved in other business activities and most likely will become involved in other business activities in the future.

NOTE 5 – INCOME TAXES

As of October 31, 2011, the Company had net operating loss carry forwards of approximately $13,810 that may be available to reduce future years’ taxable income through 2031. Future tax benefits which may arise as a result of these losses have not been recognized in these financial statements, as their realization is determined not likely to occur and accordingly, the Company has recorded a valuation allowance for the deferred tax asset relating to these tax loss carry-forwards.

The provision for Federal income tax consists of the following:

2011
Federal income tax benefit attributable to:
Current Operations	$4,695
Less: valuation allowance	(4,695)
Net provision for Federal income taxes	$0

The cumulative tax effect at the expected rate of 34% of significant items comprising our net deferred tax amount is as follows:

2011
Deferred tax asset attributable to:
Net operating loss carryover	$4,695
Less: valuation allowance	(4,695)
Net deferred tax asset	$0

Due to the change in ownership provisions of the Tax Reform Act of 1986, net operating loss carry forwards of $13,810 for Federal income tax reporting purposes are subject to annual limitations. Should a change in ownership occur net operating loss carry forwards may be limited as to use in future years.

NOTE 6 – GOING CONCERN

The financial statements have been prepared on a going concern basis which assumes the Company will be able to realize its assets and discharge its liabilities in the normal course of business for the foreseeable future.  The Company has incurred losses since inception resulting in an accumulated deficit of $13,810 as of October 31, 2011 and further losses are anticipated in the development of its business raising substantial doubt about the Company’s ability to continue as a going concern.  The ability to continue as a going concern is dependent upon the Company generating profitable operations in the future and/or to obtain the necessary financing to meet its obligations and repay its liabilities arising from normal business operations when they come due. Management intends to finance operating costs over the next twelve months with existing cash on hand and loans from directors and or private placement of common stock.

LUCY’S WATER WORLD, INC.
(A DEVELOPMENT STAGE COMPANY)
NOTES TO THE FINANCIAL STATEMENTS
OCTOBER 31, 2011

NOTE 7 – SUBSEQUENT EVENTS

On November 8, 2011, the remaining $6,000 stock subscription receivable from investors was deposited into the Company’s bank account.

In accordance with ASC Topic 855-10, the Company has analyzed its operations subsequent to October 31, 2011 to November 8, 2011, the date these financial statements were issued, and has determined that it does not have any material subsequent events to disclose in these financial statements other than those discussed above.

Lucy’s Water World Inc

1,000,000 SHARES OF COMMON STOCK

PROSPECTUS

YOU SHOULD RELY ONLY ON THE INFORMATION CONTAINED IN THIS DOCUMENT OR THAT WE HAVE REFERRED YOU TO. WE HAVE NOT AUTHORIZED ANYONE TO PROVIDE YOU WITH INFORMATION THAT IS DIFFERENT. THIS PROSPECTUS IS NOT AN OFFER TO SELL COMMON STOCK AND IS NOT SOLICITING AN OFFER TO BUY COMMON STOCK IN ANY STATE WHERE THE OFFER OR SALE IS NOT PERMITTED.

Until _____________, all dealers that effect transactions in these securities whether or not participating in this offering may be required to deliver a prospectus. This is in addition to the dealer’s obligation to deliver a prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.

The Date of This Prospectus is_____, 2012

PART II INFORMATION NOT REQUIRED IN THE PROSPECTUS

ITEM 13 OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

Securities and Exchange Commission registration fee	$2.32
Accounting fees and expenses	$9,000
Legal fees and expense	$25,000
Blue Sky fees and expenses	$1,000
Miscellaneous	$0
Total	$35,02.32

All amounts are estimates other than the Commission’s registration fee. We are paying all expenses of the offering listed above. No portion of these expenses will be borne by the selling shareholders. The selling shareholders, however, will pay any other expenses incurred in selling their common stock, including any brokerage commissions or costs of sale.

ITEM 14 INDEMNIFICATIONS OF DIRECTORS AND OFFICERS

Our directors and officers are indemnified as provided by the Nevada corporate law and our Bylaws. We have agreed to indemnify each of our directors and certain officers against certain liabilities, including liabilities under the Securities Act of 1933. Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to our directors, officers and controlling persons pursuant to the provisions described above, or otherwise, we have been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than our payment of expenses incurred or paid by our director, officer or controlling person in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, we will, unless in the opinion of our counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

We have been advised that in the opinion of the Securities and Exchange Commission indemnification for liabilities arising under the Securities Act is against public policy as expressed in the Securities Act, and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities is asserted by one of our directors, officers, or controlling persons in connection with the securities being registered, we will, unless in the opinion of our legal counsel the matter has been settled by controlling precedent, submit the question of whether such indemnification is against public policy to a court of appropriate jurisdiction. We will then be governed by the court’s decision.

None of our Directors is considered independent.

ITEM 15 RECENT SALES OF UNREGISTERED SECURITIES

An officer of the Company collected the stock subscriptions prior to October 31, 2011 but had not deposited them into the company bank account as of year-end. On November 8, 2011, the remaining $6,000 of investor stock subscriptions was deposited into the company bank account.

Additionally, the founders of the company purchased 50,000,000 shares at $0.001 per share in exchange for a stock subscription receivable of $50,000.  As of October 31, 2011, $13,799 had been collected with the balance of $36,201 remaining as a receivable recorded in equity.

The Company has 75,000,000 shares of $0.001 par value common stock authorized.

During the period ended October 31, 2011, the Company issued 1,000,000 shares of common stock at $0.01 per share for total cash proceeds of $10,000.

As of October 31, 2011 there were 51,000,000 shares of common stock issued and outstanding.

Lucy's WaterWorld Inc.
Average Weighted Shares
11/1/2011
			Agreement
No.	Name	Shares	Date	Days	WA
1	LEE CHIA-CHENG	40,000	10/2/2011	30	25,000
2	LIANGTAO CUI	40,000	10/4/2011	28	23,333
3	JIAN ZHAO	20,000	10/5/2011	27	11,250
4	XIANSHENG DUAN	40,000	10/4/2011	28	23,333
5	JIANHUA WANG	20,000	10/5/2011	27	11,250
6	YING MAO	40,000	10/4/2011	28	23,333
7	ZHENG WANG	40,000	10/4/2011	28	23,333
8	LING HAN	20,000	10/5/2011	27	11,250
9	YUE XIAO	20,000	10/5/2011	27	11,250
10	GUANGMING ZOU	20,000	10/5/2011	27	11,250
11	BING HAN	20,000	10/5/2011	27	11,250
12	JIA CUI	20,000	10/5/2011	27	11,250
13	GUOQING XU	40,000	10/5/2011	27	22,500
14	WEI HAN	40,000	10/5/2011	27	22,500
15	FUAN HAN	40,000	10/5/2011	27	22,500
16	YUNXIA DONG	40,000	10/5/2011	27	22,500
17	YONG CHEN	20,000	10/5/2011	27	11,250
18	CHENG CHEN	40,000	10/5/2011	27	22,500
19	FAN FENG	20,000	10/5/2011	27	11,250
20	YING HAN	40,000	10/5/2011	27	22,500
21	XINQI WANG	20,000	10/4/2011	28	11,667
22	LISHA GAO	40,000	10/5/2011	27	22,500
23	LIHUI ZHU	40,000	10/5/2011	27	22,500
24	SHAN JIANG	40,000	10/5/2011	27	22,500
25	YING MA	40,000	10/4/2011	28	23,333
26	QIONG WU	20,000	10/4/2011	28	11,667
27	HONG JIANG	20,000	10/4/2011	28	11,667
28	TIN LI-FENG	20,000	10/6/2011	26	10,833
29	YONGXU FENG	40,000	10/5/2011	27	22,500
30	MEI HAN	40,000	10/6/2011	26	21,667
31	YIDAN LIU	20,000	10/5/2011	27	11,250
32	XINYA WANG	40,000	10/20/2011	12	10,000
33	LIANG XU	20,000,000	10/31/2011	1	416,667
34	COREY CHIU	30,000,000	10/31/2011	1	625,000
	Total	51,000,000			1,598,333

We were incorporated in the State of Nevada on September 14, 2011. The above shareholders acquired their shares by purchase exempt from registration under Regulation S of the 1933 Act in September, 2011 We relied upon Regulation S of the Securities Act of 1933, as amended for the above issuances to non US citizens or residents.

We believed that Regulation S was available because:

●	None of these issuances involved underwriters, underwriting discounts or commissions;

●	We placed Regulation S required restrictive legends on all certificates issued;

●	No offers or sales of stock under the Regulation S offering were made to persons in the United States;

●	No direct selling efforts of the Regulation S offering were made in the United States.

In connection with the above transactions, although some of the investors may have also been accredited, we provided the following to all investors:

●	Access to all our books and records

●	Access to all material contracts and documents relating to our operations

●	The opportunity to obtain any additional information, to the extent we possessed such information, necessary to verify the accuracy of the information to which the investors were given access.

Prospective investors were invited to review at our offices at any reasonable hour, after reasonable advance notice, any materials available to us concerning our business. Prospective Investors were also invited to visit our offices.

ITEM 16 EXHIBITS

EXHIBIT NUMBER	DESCRIPTION

3.1	Articles of Incorporation

3.2	By-Laws

5.1	Opinion of Novi & Wilkin

23.1	Consent of Silberstein Ungar

23.2	Consent of Counsel as in Exhibit 5.1

ITEM 17 UNDERTAKINGS

(A) The undersigned Registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

i. To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

ii. To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement.

iii. To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

(5) Each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

(6) That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities: The undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

i. Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

ii. Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

iii. The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

iv. Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Reno, NV May 31, 2012.

Lucy’s Water World Inc.

By:	/s/ Corey Chiu
Name: Corey Chiu
Title: President, Treasurer and Secretary
(Principal Executive, Financial and Accounting Officer) and Director

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Lucy’s Water World Inc.

By:	/s/ Corey Chiu
Name: Corey Chiu
Title: President, Treasurer and Secretary
(Principal Executive, Financial and Accounting Officer) and Director